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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 4,000,000 shares of common stock of our report dated January 18, 2002, with respect to the consolidated financial statements and schedule of Technical Olympic USA, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Miami, Florida
September 3, 2002